Exhibit 99.1

Capital One Prime Auto Recevables Trust 2004-1
Aggregate Data for year ended December 31, 2004

Defaults	891,541.15
Total Collections	330,118,135.60
Scheduled and Prepayment Principal Received	284,085,332.26
Collection of Interest and Fees	33,412,626.47
Annual Servicing Fee Paid	3,274,160.99
Class A Investor Charge-Offs	0.00

Capital One Prime Auto Receivables Trust 2004-1
Automobile Receivable - Backed Notes

Class A1 1.10000% Asset Backed Notes

Class A2 1.47000% Asset Backed Notes

Class A3 2.02000% Asset Backed Notes

Class A4 LIBOR + 0.07000% Asset Backed Notes

Class B 3.11000% Asset Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	12/1/2004
Monthly Period Ending:	12/31/2004	Purchases	Units	Cut-off Date	Closing Date	Original Pool
Prev. Distribution/Close Date:	12/15/2004	Initial Purchase	41,123	01/25/2004	1/29/2004	$720,444,513
Distribution Date:	1/18/2005	Sub Purchase #1	7,359	02/23/2004		$129,555,773
Days of Interest for Period:	34	Sub Purchase #2	0			$0
Days in Collection Period:	31	Sub Purchase #3	0			$0
Months Seasoned:	11	Total	48,482			$850,000,285

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of Period Aggregate Principal Balance		{1}		581,165,287.21
{2}	Purchase of Subsequent Receivables		{2}		0.00
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	13,230,446.05
	{4}	Prepaid Principal Received	{4}	9,811,439.97
	{5}	Defaulted Receivables Deposit Amount	{5}	54,901.12
	{6}	Principal Portion of Repurchased Receivables	{6}	2,355,701.82
	{7}	Cram Down Losses and Other Non-Cash Adjustments	{7}	156.95
	{8}	Total Monthly Principal Amounts	{8}		25,452,645.91
{9}	End of period Aggregate Receivables Balance		{9}		555,712,641.30
{10}	Pool Factor ( {9} / Original Pool Balance)		{10}		0.65

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{11}	Original Aggregate Note Balance	{11}	198,000,000.00	175,000,000.00	248,000,000.00	209,875,000.00	19,125,000.00	850,000,000.00
{12}	Beginning of Period Note Balance	{12}	0.00	104,165,287.21	248,000,000.00	209,875,000.00	19,125,000.00	581,165,287.21
{13}	Noteholders’ Principal Distributable Amount	{13}	0.00	25,452,645.91	0.00	0.00	0.00	25,452,645.91
{14}	Noteholders’ Accelerated Principal Amount	{14}	0.00	0.00	0.00	0.00	0.00	0.00
{15}	Optional Note Redemption Principal Amount	{15}	0.00	0.00	0.00	0.00	0.00	0.00
{16}	End of Period Note Balance	{16}	0.00	78,712,641.30	248,000,000.00	209,875,000.00	19,125,000.00	555,712,641.30
{17}	Note Factors ( {16} / {11})	{17}	0.00	0.4498	1.0000	1.0000	1.0000	0.6538
{18}	Principal Payment Per $1,000	{18}	$0.00	$145.44	$0.00	$0.00	$0.00	$29.94

{19}	First Allocation of Principal					{19}		6,327,645.91
{20}	Second Allocation of Principal					{20}		19,125,000.00

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:

{21}	Beginning of Period Pre-Funding Account Balance	{21}		0.00
{22}	Purchase of Subsequent Receivables	{22}	0.00
{23}	Investment Earnings	{23}	0.00
{24}	Investment Earning Transfer to Collection Account	{24}	0.00
{25}	Payment of Mandatory Prepayment Amount	{25}	0.00
{26}	End of Period Pre-Funding Account Balance	{26}		0.00

IV.	RECONCILIATION OF COLLECTION ACCOUNT:
Available Funds:
{27}	Scheduled and Prepayment Principal Cash Received	{27}	23,041,886.02
{28}	Liquidation Proceeds Collected During Period	{28}	14,953.63
{29}	Receivables Repurchase Amounts	{29}	2,355,701.82
{30}	Interest and Fee Collected on Receivables	{30}	2,421,221.62
{31}	Return of Excess Deposit - Prefunding Account	{31}	0.00
{32}	Swap Termination Account	{32}	0.00
{33}	Advances from the Reserve Fund	{33}	0.00
{34}	Reserve Account Excess Amount Release	{34}	509,052.91
Investment Earnings on Trust Accounts
{35}	Collection Account.	{35}	36,359.28
{36}	Transfer from Reserve Fund	{36}	19,048.60
{37}	Transfer from Pre-Funding Account	{37}	0.00
{38}	Net Swap Receipts	{38}	20,929.20
{39}	Optional Note Redemption Prepayment Amount	{39}	0.00
{40}	Total Available Funds	{40}	28,419,153.08

Distributions:
{41}	Trustee Fees	{41}	0.00
{42}	Servicing Fees	{42}	242,152.20
{43}	Unpaid Servicing Fees	{43}	0.00
{44}	Change from Prior Unpaid Servicing Fees	{44}	0.00
{45}	Net Swap Payments	{45}	0.00
{46}	Unpaid Net Swap Payments	{46}	0.00

Class A Noteholders’ Note Interest
Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Payment Per $1,000
{47}	Class A-1	$0	1.10000%	34	Actual/360	$0	$0.00	{47}	0.00
{48}	Class A-2	$104,165,287	1.47000%	30	30/360	$127,602	$0.73	{48}	127,602.48
{49}	Class A-3	$248,000,000	2.02000%	30	30/360	$417,467	$1.68	{49}	417,466.67
{50}	Class A-4	$209,875,000	LIBOR + 0.07000%	34	Actual/360	$490,087	$2.34	{50}	490,087.27

Class A Noteholders’ Carryover Shortfall
Class	Carryover Shortfall	Change from Prior Period	Carryover Shortfall Per $1,000
{51}	Class A-1	$0.00	$0.00	$0.00	{51}	0.00
{52}	Class A-2	$0.00	$0.00	$0.00	{52}	0.00
{53}	Class A-3	$0.00	$0.00	$0.00	{53}	0.00
{54}	Class A-4	$0.00	$0.00	$0.00	{54}	0.00
{55}	Senior Swap Termination Payment	{55}	0.00
{56}	First Allocation of Principal	{56}	6,327,645.91

Class B Noteholders’ Note Interest
Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Payment Per $1,000
{57}	Class B	$19,125,000	3.11000%	30	30/360	$49,566	$2.59	{57}	49,565.63

Class B Noteholders’ Carryover Shortfall
Class	Carryover Shortfall	Change from Prior Period	Carryover Shortfall Per $1,000
{58}	Class B	0.00	0.00	0.00	{58}	0.00
{59}	Second Allocation of Principal	{59}	19,125,000.00
{60}	Deposit to Reserve Account, to Required Level	{60}	0.00
{61}	Total Class B Allocation of Principal	{61}	0.00
{62}	Subordinate Swap Termination Payment	{62}	0.00
{63}	Other Amounts Due to the Trustee	{63}	0.00
{64}	Optional Note Redemption Amount	{64}	0.00
{65}	Distribution to the Equity Certificate Holder	{65}	1,639,632.92
{66}	Total Distributions	{66}	28,419,153.08

V.	RECONCILIATION OF RESERVE ACCOUNT:
{67}	Beginning of Period Reserve Account balance		{67}		11,623,305.74
{68}	Deposits to Reserve Account - Subsequent Fundings		{68}		0.00
	Subtotal				11,623,305.74
	{69}	Reserve Account Requirement	{69}	11,114,252.83
	{70}	Reserve Account Shortfall / (Excess)	{70}	(509,052.91)
{71}	Withdrawals from Reserve Account		{71}		0.00
{72}	Deposit to Reserve Fund, to Required Level		{72}		0.00
{73}	Withdrawal of Reserve Account Release to Available Funds		{73}		(509,052.91)
{74}	End of Period Reserve Account Balance		{74}		11,114,252.83
{75}	Change in Reserve Account Balance from Prior Period		{75}		(509,052.91)
{76}	EOP Shortfall		{76}		0.00

	IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

	OFFICERS’ CERTIFICATE

The undersigned hereby certifies that (i) he or she is an Authorized Officer of Capital One Auto Finance, Inc. (the “Servicer”), and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, the Sale and Servicing Agreement dated as of January 29, 2004 by and among Capital One Auto Finance, Inc., as Servicer, Capital One Prime Auto Receivables Trust 2004-1, as Issuer, Capital One Auto Receivables, LLC, as Seller, and JPMorgan Chase Bank, as Indenture Trustee.

	CAPITAL ONE AUTO FINANCE, INC.
	Capital One Auto Finance, Inc., as Servicer

	By:	/s/ Rena Friske
	Name:	Rena Friske
	Title:	Assistant Vice President
	Date:	01/12/2005

Exhibit A

Capital One Prime Auto Receivables Trust

Automobile Receivable - Backed Notes, Series 2004-1

Servicer’s Certificate

Class A1 1.10000% Asset Backed Notes

Class A2 1.47000% Asset Backed Notes

Class A3 2.02000% Asset Backed Notes

Class A4 LIBOR + 0.07000% Asset Backed Notes

Class B 3.11000% Asset Backed Notes

Monthly Period Ending 12/31/2004

Distribution Date 01/18/2005

Monthly Period Beginning:	12/1/2004
Monthly Period Ending:	12/31/2004
Prev. Distribution/Close Date:	12/15/2004
Distribution Date:	01/18/2005
Days of Interest for Period:	34
Days in Collection Period	31
Months Seasoned:	11

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{1}	Original Note Balance	{1}	$198,000,000	$175,000,000	$248,000,000	$209,875,000	$19,125,000	$850,000,000

{2}	Beginning of Period Note Balance	{2}	$0	$104,165,287	$248,000,000	$209,875,000	$19,125,000	$581,165,287

{3}	End of Period Note Balance	{3}	$0	$78,712,641	$248,000,000	$209,875,000	$19,125,000	$555,712,641

{4}	Note Pool Factors ( {3} / {1})	{4}	0	0.4498	1.0000	1.0000	1.0000	0.6538

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Period
{5}	Beginning Number of Receivables	{5}	41,123	40,239
{6}	Number of Subsequent Receivables Purchased	{6}	7,359	0
{7}	Number of Receivables Defaulted During Period	{7}	61	5
{8}	Number of Receivables Becoming Purchased Receivables During Period	{8}	580	159
{9}	Number of Receivables Paid Off During Period	{9}	8,540	774
{10}	Ending Number of Receivables	{10}	39,301	39,301

III.	STATISTICAL DATA (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	5.04%	5.08%	5.07%
{12}	Weighted Average Remaining Term of the Receivables	{12}	54.53	46.27	45.39
{13}	Weighted Average Original Term of Receivables	{13}	55.99	55.99	55.99
{14}	Average Receivable Balance	{14}	17,519	14,443	14,140

IV.	DELINQUENCY

Receivables with Scheduled Payment Delinquent			Units	Dollars	Percentage
{15}	31-60 Days	{15}	46	663,260	0.12%
{16}	61-90 Days	{16}	9	153,815	0.03%
{17}	91-120 Days	{17}	12	186,428	0.03%
{18}	Receivables with Scheduled Payment Delinquent More Than 61 Days at the End of Period	{18}	21	340,244	0.06%

V.	PERFORMANCE TESTS:

Delinquency Ratio:

{19}	Receivables with Scheduled Payment Delinquent More Than 61 Days at the End of Period ( line {18})	{19}	340,243.96
{20}	End of Period Current Principal Balance	{20}	555,712,641.30
{21}	Delinquency Ratio ({16} + {17} divided by {20})	{21}		0.06%
{22}	Previous Monthly Period Delinquency Ratio	{22}		0.06%
{23}	Second Previous Monthly Period Delinquency Ratio	{23}		0.04%
{24}	3 Month Average Delinquency Ratio (({21} + {22} +{23}) / 3)	{24}		0.05%

	Compliance with the Accelerated Reserve Fund Trigger? (3 Month Average Delinquency Ratio is less than or equal to 2.25%)		Yes

Current Net Charge-off Rate:

{25}	Receivables becoming Defaulted Receivables during period	{25}	54,901.12
{26}	Cram Down Losses occurring during period	{26}	156.95
{27}	Liquidation Proceeds collected during period	{27}	14,953.63
{28}	Net Losses during period ({25} + {26} - {27})	{28}	40,104.44
{29}	Monthly Annualized Net Charge-Off Ratio (({28} / Monthly Period Average Aggregate Receivable Balance) * 12)	{29}		0.08%
{30}	Previous Monthly Period Charge-Off Ratio	{30}		0.13%
{31}	Second previous Monthly Period Charge-Off Ratio	{31}		0.22%
{32}	3 Month Average Net Charge-Off Rate (({29}+{30}+{31})/3)	{32}		0.14%

	Compliance with the Accelerated Reserve Fund Trigger? (3 Month Average Net Loss Rate is less than or equal to 2.25%)		Yes